                       SHAREHOLDER'S AGREEMENT




                               between




                POLICY MANAGEMENT SYSTEMS CORPORATION




                                 and




                     CONTINENTAL CASUALTY COMPANY




                     ___________________________

                      Dated as of March 8, 1996
                     ___________________________

                       SHAREHOLDER'S AGREEMENT


          SHAREHOLDER'S AGREEMENT, dated as of March 8, 1996, between POLICY MANAGEMENT SYSTEMS CORPORATION, a South Carolina corporation (the "Company"), and CONTINENTAL CASUALTY COMPANY, an Illinois domestic insurance company ("CNA").

          Pursuant to a Stock Purchase Agreement, dated as of the date hereof, among CNA, GENERAL ATLANTIC PARTNERS 14, L.P., a Delaware limited partnership ("GAP 14"), and GAP COINVESTMENT PARTNERS, L.P., a New York limited partnership ("GAP Coinvestment"), as successor to GAP Coinvestment Partners, a New York general partnership (the "Stock Purchase Agreement"), CNA has agreed to purchase in the aggregate 759,512 shares of common stock, par value $.01 per share, of the Company ("Common Stock," and such 759,512 shares of Common Stock are referred to herein as the "Purchased Common Stock") from GAP 14 and GAP Coinvestment. Simultaneously with or prior to such purchase, the Company acquired an additional 759,512 shares of Common Stock from GAP 14 and GAP Coinvestment.

          As more fully provided for herein, CNA has granted to the Company certain rights of first offer over the shares of capital stock of the Company owned by CNA and its affiliates and associates. As partial consideration for the rights granted to the Company hereunder, CNA has been granted certain rights as more fully provided for herein.

          As further consideration for the obligations of CNA hereunder, the Company has agreed to provide registration rights to CNA, as provided for in the Registration Rights Agreement, dated as of date hereof, among CNA and the Company (the "Registration Rights Agreement").

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. As used herein, the following terms shall have the meanings set forth below:

             An "affiliate" of a Shareholder means any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Shareholder.

          An "associate" has the meaning assigned such term in Rule 12b-2 under the Exchange Act.

          "Beneficial owner" (including correlative forms of such term such as "beneficially own," "beneficial ownership" and "beneficially owned") has the meaning assigned such term in Rule 13d-3 under the Exchange Act.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "CNA" has the meaning assigned such term in the first paragraph of this Agreement.

          "CNA Purchase Agreement" has the meaning assigned to such term in Section 4.1(h) of this Agreement.

          "Common Stock" has the meaning assigned such term in the second paragraph of this Agreement.

          "Company" has the meaning assigned such term in the first paragraph of this Agreement.

          "Company Acceptance" has the meaning assigned such term in
   Section 2.2(b) of this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAP 14" has the meaning assigned such term in the second paragraph of this Agreement.

          "GAP Coinvestment" has the meaning assigned such term in the second paragraph of this Agreement.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Market Price" has the meaning assigned such term in Section 2.1(a) of this Agreement.

          "Morgan Rate" means the prime rate as publicly announced from time-to-time by Morgan Guaranty Trust Company of New York.

          "Offered Shares" has the meaning assigned such term in
   Section 2.1(a) of this Agreement.

          "Person" means any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

          "Purchased Common Stock" has the meaning assigned such term in the second paragraph of this Agreement, and shall include any shares of capital stock of the Company or any successor or assign thereof (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of shares of Purchased Common Stock and shall be appropriately adjusted for any stock splits, reverse stock splits, combinations, recapitalizations and the like occurring after the date hereof.

          "Registration Rights Agreement" has the meaning assigned such term in the fourth paragraph of this Agreement.

          "Rule 144 Price" has the meaning assigned such term in
   Section 2.2(b) of this Agreement.

          "Rule 144 Offered Shares" has the meaning assigned such term in Section 2.2(a) of this Agreement.

          "Rule 144 Shareholder" has the meaning assigned such term in
   Section 2.2(a) of this Agreement.

          "Rule 144 Shareholder Offer" has the meaning assigned such term in Section 2.2(a) of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selling Shareholder" has the meaning assigned such term in
   Section 2.1(a) of this Agreement.

          "Selling Shareholder Offer" has the meaning assigned such term in Section 2.1(a) of this Agreement.

          "Shareholder" means CNA and its respective successors and permitted assigns, to the extent provided for in Section 5.3 hereof.

          "Stock Purchase Agreement" has the meaning assigned such term in the second paragraph of this Agreement.

          "Successor" means any corporation or other entity succeeding to the Company, the majority of the voting shares or other voting interests of which are at the time of such succession beneficially owned by the shareholders of the Company.

          2.   Transfers of Capital Stock.

               2.1  Right of First Offer.

                       (a) If any Shareholder (a "Selling Shareholder") desires to sell, give, transfer, distribute, assign or otherwise dispose of all or any portion of the Purchased Common Stock (other than (i) to an affiliate of a Shareholder who has agreed with the Company in writing to be bound by the provisions of this Agreement (provided that the availability of the exception to the right of first offer provided by this clause (i) shall be subject to Section 2.1(e)) or (ii) subject to Section 2.2 hereof, in a sale under Rule 144 under the Securities Act), then such Selling Shareholder shall first make a written offer (a "Selling Shareholder Offer") (for purposes of this Agreement, a request for registration pursuant to the Registration Rights Agreement shall be deemed to constitute a Selling Shareholder Offer) to sell, transfer or assign such shares of Purchased Common Stock (the "Offered Shares") to the Company. The Selling Shareholder Offer shall state (i) the number of Offered Shares, (ii) the proposed cash sale price therefor and (iii) any other material terms and conditions of the Selling Shareholder Offer.

          A Selling Shareholder Offer shall constitute an irrevocable offer by such Selling Shareholder to sell to the Company the Offered Shares at the proposed cash sale price in cash unless the closing does not occur for any reason whatsoever within 35 days following acceptance by the Company of the Selling Shareholder Offer. For purposes of this
   Section 2.1(a), the proposed cash sale price for any Purchased Common Stock which a Selling Shareholder desires to give or distribute to another Person (other than an affiliate acquiring, Pursuant to clause
   (i) of the first sentence of this Section 2.1(a) in a transaction exempt from the right of first offer provided in this Section 2.1) shall be deemed to be the price provided in clause (ii) of the last sentence of the preceding paragraph except if the Selling Shareholder Offer shall be pursuant to a request for registration in which case the proposed cash sale price shall be deemed to be the closing price of the Common Stock on the principal exchange on which the Common Stock is listed (the "Market Price") on the day the Selling Shareholder Offer is received by the Company.

                    (b)  Upon receipt of a Selling Shareholder
   Offer, the Company shall have the right to purchase, upon the terms and conditions of the Selling Shareholder Offer, all, but not less than all, of the Offered Shares, which right shall be exercisable by irrevocable written notice to the Selling Shareholder given within 5 Business Days after the Selling Shareholder Offer is received by the Company.

                    (c)  The closing of any sale to the Company
   pursuant to this Section 2.1 shall be held at the principal office of the Company on or before the 30th day following acceptance by the Company of the Selling Shareholder Offer, or at such other time and place as the Company and the Selling Shareholder may reasonably agree upon, but not later than as provided in the second paragraph of Section 2.1(a) above. At such closing, the Selling Shareholder shall deliver to the Company certificates representing the Offered Shares duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and such Offered Shares shall be free and clear of any liens, claims, options, charges, encumbrances, or rights of others. Subject to the further provisions of Section 2(d)(iii) below, the Company shall deliver to the Selling Shareholder at the closing, by wire transfer of immediately available funds, the purchase price for the Offered Shares being sold by the Selling Shareholder. The Company and the Selling Shareholder shall execute such documents as are otherwise customary and appropriate.

                    (d) (i) Subject to the further provisions of this Section 2.1(d), if the Company does not elect to purchase all of the Offered Shares as set forth above, then, during the 120 days following the date on which the Company shall cease to be entitled to elect to purchase the Offered Shares (or shall have waived in writing its right to do so), the Selling Shareholder may dispose of all, but not less than all, of the Offered Shares upon terms that, in the aggregate, are no more favorable to the purchaser thereof than those stated in the Selling Shareholder Offer.

                    (ii)  Notwithstanding paragraph (i) above and
   subject to the further provisions of this Section 2.1(d), if the sale is pursuant to a request for registration and the cash sale price pursuant to such registration is higher than the proposed cash sale price contemplated by the second paragraph of Section 2.1(a) above then the Selling Shareholder may dispose of the Offered Shares pursuant to
   Section 2.1(d)(i) above; provided, however, that if the cash sale price pursuant to a request for registration is less than the proposed cash sale price contemplated by the second paragraph of Section 2.1(a) then the Selling Shareholder shall give the Company written notice of such sale price and the Company shall have 24 hours from such notice to elect in writing to purchase the Offered Shares at such price. The closing of such purchase by the Company shall be held on the third Business Day following the Company's election to purchase in accordance with the last three sentences of Section 2.1(c) above. If the Company shall elect not to purchase the Offered Shares after notice or shall fail to close the purchase as provided in the previous sentence then the Selling Shareholder may dispose of the Offered Shares pursuant to Section 2.1(d)(i) (without regard to price or the proviso of the previous sentence) until the later of the expiration of the 120-day period or the fifth Business Day after giving notice to the

    Company as contemplated by the previous sentence. If such disposition is not consummated within such 120-day period (or the fifth Business Day following notice to the Company as contemplated by the previous sentence), the restrictions provided for herein shall again become effective.

               (iii) The following additional provisions shall apply to a sale pursuant to a request for registration:

               (A) The Company may, at its option, seek a purchaser for the Offered Shares pursuant to Rule 144A under the Securities Act and, if the Company is able to procure such a purchaser, CNA will use reasonable best efforts to cause the Offered Shares to be sold to such purchaser as promptly as practical at a purchase price per share equal to the Market Price as of the day immediately prior to the closing date of such sale or such higher price as the purchaser and CNA may agree. For the purposes of paragraphs (B) - (E) below, a sale pursuant to Rule 144A of the Securities Act, as contemplated hereby, shall be deemed to be a sale pursuant to a request for registration. The provisions of this paragraph (A) shall in no way delay the Company's obligation to file a registration statement pursuant to the terms of the Registration Rights Agreement.

               (B)  If the cash sale price is higher than the Market
   Price on the day the Selling Shareholder Offer is received by the Company, CNA will, promptly upon the close of the sale of the Offered Shares, remit to the Company such excess, less an amount equal to interest on the proposed cash sale price at the Morgan Rate calculated on the basis of the actual number of days elapsed divided by 365 for the period from the third Business Day following the Company's receipt of the Selling Shareholder Offer to the date of such closing.

               (C)  If the cash sale price is lower than the Market
   Price on the day the Selling Shareholder Offer is received by the Company, the Company will, promptly upon the close of the sale of the Offered Shares remit to CNA such deficit, plus an amount equal to interest on the proposed cash sale price at the Morgan Rate calculated on the basis of the actual number of day elapsed divided by 365 for the period from the third Business Day following the Company's receipt of the Selling Shareholder Offer to the date of such closing. It is understood for the purposes of this paragraph (C) that the Company may be the purchaser of the Offered Shares.

               (D) In the event that the Company does not cause an effective registration statement to be in place for the sale of the Offered Shares within 120 days of the Company receiving the Selling Shareholder Offer (subject to Section 3(a)(iv) of the Registration Rights Agreement), then CNA may, upon written notice to the Company, put such Offered Shares to the Company at a purchase price equal to the Market Price on the day the Selling Shareholder Offer is received by the Company, plus interest calculated as provided in paragraph (C) above.

               (E) The Closing of any sale of the Offered Shares by CNA to the Company as contemplated by this Section 2.1(d)(iii) shall be held in accordance with the last three sentences of Section 2.1(c) above.

                    (e) Notwithstanding clause (i) of the second parenthetical contained in Section 2.1(a), any sale, gift, transfer, assignment or other disposition of shares of Purchased Common Stock to an affiliate of a Selling Shareholder (other than to CNA Financial Corporation and/or its majority owned subsidiaries) shall be subject to the right of first offer provided for in this Section 2.1 if such sale, transfer, assignment or other disposition is to occur prior to the third anniversary of this Agreement.

                    (f)  No transfer (other than by way of a
   registered public offering pursuant to a request for registration or pursuant to Rule 144A of the Securities Act) of Offered Shares to a third party (including, without limitation, any assignee of a party entitled to purchase such shares) pursuant to Section 2.1(d) shall be consummated or recorded in the Company's stock transfer books unless (i) the transferee of such Offered Shares shall have furnished the Company a written opinion of counsel reasonably satisfactory to counsel for the Company that the proposed transfer may be effected without registration under the Securities Act, and (ii) the transferee of such Offered

   Shares shall have furnished the Company a written instrument to the effect that (A) it is acquiring such shares for its own account, for investment, and not with a view to, or for sale in connection with, a distribution thereof which would be in violation of the Securities Act, and (B) it understands that such shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the requirements of the Securities Act and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such requirements.

               2.2  Right of First Offer in Respect of Proposed
   Transactions Under Rule 144.

                    (a)  If, during any given 30-day period, any
   Shareholder (a "Rule 144 Shareholder") contemplates the sale of all or any portion of the Purchased Common Stock beneficially owned by the Rule 144 Shareholder in a sale under Rule 144 under the Securities Act, then, at least five Business Days before the commencement of such period, the Rule 144 Shareholder shall notify the Company in writing that it is contemplating the sale of shares of Purchased Common Stock in such manner and the maximum number of such shares that the Rule 144 Shareholder contemplates the sale of during such 30-day period; provided, however, that the Rule 144 Shareholder shall not give such notice more than once during any 30-day period. If the Rule 144 Shareholder thereafter decides to sell shares of Purchased Common Stock, such Rule 144 Shareholder shall first make a written offer (a "Rule 144 Shareholder Offer") to sell such shares of Purchased Common Stock (the "Rule 144 Offered Shares") to the Company. The Rule 144 Shareholder Offer shall be provided to the Company no later that 4:30 p.m., local time, on the Business Day preceding such contemplated sale and shall set forth the number of shares of Rule 144 Offered Shares.

                    (b)  Upon receipt of the Rule 144 Shareholder
   Offer, the Company shall have the right to purchase all or any portion of the Rule 144 Offered Shares at the closing price of the Common Stock on the principal exchange on which the Common Stock is listed on the date on which such notice is given (the "Rule 144 Price"), which right shall be exercisable by written notice to the Rule 144 Shareholder (the "Company Acceptance") given by 9:00 a.m. local time on the Business Day immediately following the Business Day on which the Rule 144 Shareholder Offer is received.

                    (c) If the Company Acceptance is delivered by the Company to the Rule 144 Shareholder in accordance with the preceding paragraph, the closing of the sale of the Rule 144 Offered Shares to be sold to the Company shall be held at the principal office of the Company on or before the fifth Business Day following the date of the Company Acceptance or at such time and place as the Company and the Rule 144 Shareholder shall agree upon. At such closing, the Rule 144 Shareholder shall deliver to the Company certificates representing such Rule 144 Offered Shares, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and such Rule 144 Offered Shares shall be free and clear of any liens, claims, options, charges, encumbrances, or rights of others. The Company shall deliver at the closing, by wire transfer of immediately available funds, the Rule 144 Price multiplied by the number of Rule 144 Offered Shares purchased by the Company. The Company and the Rule 144 Shareholder shall execute such documents as are otherwise customary and appropriate.

                    (d) If the Company does not elect to purchase all of the Rule 144 Offered Shares, or fails to deliver the Company Acceptance in accordance with Section 2.2(b) above, then, during the 30 days following the date on which the Rule 144 Notice was given, the Rule 144 Shareholder may dispose of the Rule 144 Offered Shares which the Company has elected not to purchase in one or more market transactions under Rule 144 under the Securities Act. If such disposition is not consummated within such 30-day period, the restrictions provided for herein shall again become effective.

                    (e)  Failure by the Company to exercise its
   right to purchase Rule 144 Shares held by the Selling Shareholder pursuant to this Section 2.2 shall not affect the Company's right to purchase Rule 144 Shares pursuant to this Section 2.2 in any subsequent instance.

                    (f)  The certificates representing the
   Purchased Common Stock shall have placed thereon a legend evidencing the foregoing restrictions. Each Shareholder consents to the entry of a stop transfer order with respect to any purported transfer of Purchased Common Stock or Voting Securities in contravention of the restrictions contained in this Agreement.

          3.   Certain Agreements.

               3.1 Strategy Committee. CNA and the Company will establish and maintain a technology/business strategy committee composed of certain top executives at both companies which members shall be designated by the respective companies. The technology/business strategy committee will meet at least quarterly to review at least the following: (i) major project status; (ii) planning for new information services initiatives; and (iii) identifying areas of potential benefit for each company.

               3.2 Preferred Vendor. CNA agrees that it will recognize the Company as one of a limited number of "preferred vendors" for systems application software and systems services. The preferred vendors will be looked to first to provide such software and services in their areas of expertise and CNA will review all decision criteria for such software and services with the Company at their regular quarterly meetings.

          4.   Representations, Warranties and Covenants.

               4.1 Representations and Warranties of CNA. CNA hereby represents, warrants and covenants to the Company as follows:

                    (a) Organization and Good Standing. CNA is an Illinois domestic insurance company duly authorized to conduct its appropriate business under the insurance laws of the State of Illinois.

                    (b)  Authority; Execution and Delivery, etc.
   CNA has full power and authority to enter into this Agreement and to perform its obligations in accordance with the terms hereof. The execution, delivery and performance of this Agreement have been duly authorized by CNA and no other actions on the part of CNA are required. This Agreement has been duly executed and delivered by CNA and constitutes the legal, valid and binding obligation of CNA, enforceable against it in accordance with its terms.

                    (c) Consents, No Conflicts, etc. Neither the execution and delivery of this Agreement, the consummation by CNA of the transactions contemplated hereby, nor compliance by CNA with any of the provisions hereof will (with or without the giving of notice or the passage of time) (i) violate or conflict with any provision of the Certificate of Incorporation or by-laws of CNA, or any agreement, instrument, judgment, decree, statute or regulation applicable to CNA or any assets or properties of CNA, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CNA, or any of the assets or properties of CNA, or (iii) require the consent, approval, permission or other authorization of or by, or designation, declaration, filing, registration or qualification with, any court, arbitrator or governmental, administrative or self-regulatory authority or any other third party whatsoever other than disclosure of the transactions contemplated hereby in the filings of CNA, in the filings of its affiliates, pursuant to the federal securities laws and the rules of any stock exchange on which the securities of CNA or any of its affiliates are listed or pursuant to the HSR Act.

                    (d)  Litigation.  There is no litigation,
   proceeding, labor dispute, arbitral action or government investigation pending or, so far as known to CNA, threatened against CNA with respect to this Agreement which if adversely determined could prohibit or prevent CNA from consummating the transactions contemplated hereby. There are no decrees, injunctions or orders of any court or governmental department or agency outstanding against CNA.

                    (e) No Brokers. CNA has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. CNA agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any finder's fees, brokerage commissions or similar payments asserted by any person on the basis of any act or statement alleged to have been made by CNA.

                    (f) Access to Information. CNA acknowledges that it has been furnished access to the business records of the Company and such additional information as it has requested in order that it make an informed decision regarding the transactions contemplated hereby and the acquisition of the Purchased Common Stock and has been given the opportunity to meet with representatives of the Company and to have them answer questions regarding the Company's affairs and condition. CNA is an experienced and sophisticated participant in transactions of the kind contemplated hereby, is capable of evaluating the merits and risks of transactions of the kind contemplated hereby, is experienced in the evaluation of enterprises such as the Company and has undertaken such investigation and evaluated such information regarding the Company as it has deemed necessary to make an informed and intelligent decision with respect to the execution and performance of this Agreement and the acquisition of the Purchased Common Stock. CNA acknowledges that the Company makes no representation and warranty as to the Company's financial condition, results of operations, business, assets or prospects, except as set forth in Section 4.2(e) hereof. CNA is acquiring the Purchased Common Stock for investment only and not with a view to the distribution of the Purchased Common Stock or any interest therein.

                    (g)  HSR Act.  CNA represents, warrants and
   agrees that (i) it will make all necessary filings under the HSR Act in connection with the transactions contemplated by the Stock Purchase Agreement on or before March 22, 1996 and (ii) in response to Item 1(d) of its Hart-Scott-Rodino Antitrust Improvements Act Notification and Report Form filing, it will indicate that the highest notification threshold in 16 C.F.R. ss 801.1(h) for which its form is being filed is the $15 million threshold.

                    (h)  HSR Act Restriction.  In the event the
   Federal Trade Commission or the Antitrust Division of the Department of Justice imposes any restriction upon CNA or the Company by reason of CNA's purchase of the Purchased Common Stock as contemplated by Section 6(h) of that certain Stock Purchase Agreement, dated as of the date hereof, among GAP 14, GAP Coinvestment and CNA (the "CNA Purchase Agreement"), then CNA agrees and covenants it will terminate its purchase of the Purchased Common Stock as provided in the CNA Purchase Agreement.

               4.2 Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to CNA as follows:

                    (a)  Organization and Good Standing.  The
   Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina.

                    (b)  Authority; Execution and Delivery, etc.
   The Company has full power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations in accordance with the terms hereof and thereof. The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly authorized by the Company and no other actions on the part of the Company are required. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms except for the provisions of the Registration Rights Agreement relating to indemnification, contribution and related matters, as to which no representation as to enforceability is made.

                    (c)  Consents, No Conflicts, etc.   Neither the
   execution and delivery of this Agreement nor the Registration Rights Agreement, the consummation by the Company of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions hereof or thereof will (with or without the giving of notice or the passage of time) (i) violate or conflict with any provision of the Articles of Incorporation or by-laws of the Company or any agreement, instrument, judgment, decree, statute or regulation applicable to the Company or any assets or properties of the Company, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any assets or properties of the Company or (iii) require the consent, approval, permission or other authorization of or by, or designation, declaration, filing, registration or qualification with, any court, arbitrator or governmental, administrative or self-regulatory authority or any other third party whatsoever, other than disclosure of the transactions contemplated hereby in the Company's filings pursuant to the federal securities laws and the rules of any stock exchange on which the Common Stock is listed and except, in the case of clauses (i), (ii) and (iii) above, for the provisions of the Registration Rights Agreement relating to indemnification, contribution and related matters, as to which no representation as to enforceability is made.

                    (d)  Litigation.  There is no litigation,
   proceeding, labor dispute, arbitral action or government investigation pending or, so far as known to the Company, threatened against the Company with respect to the transactions contemplated by this Agreement or the Registration Rights Agreement which if adversely determined could prohibit or prevent the Company from consummating the transactions contemplated hereby or thereby. There are no decrees, injunctions or orders of any court or governmental department or agency outstanding against the Company with respect to the transactions contemplated hereby or by the Registration Rights Agreement.

                    (e)  Accuracy of Disclosure.  To the best
   knowledge of the Company, all of the information provided to CNA in connection with the transactions contemplated hereby, by the Stock Purchase Agreement and by the Registration Rights Agreement is true and accurate in all material respects; provided, that, the Company does not make any representations or warranties as to the truth, completeness or accuracy of any projections or other forward-looking information, if any, provided to CNA.

                    (f) No Brokers. The Company has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of CNA to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The Company agrees to indemnify and hold CNA harmless from and against any and all claims, liabilities or obligations with respect to any finder's fees, brokerage commissions or similar payments asserted by any person on the basis of any act or statement alleged to have been made by the Company.

                    (g)  The Purchased Stock. (i)  The Purchased
   Stock was validly issued and is fully paid and nonassessable and is not subject to any restrictions on transfer other than as provided in this Agreement, the Registration Rights Agreement or applicable securities laws, rules or regulations or laws, rules or regulations pertaining to CNA and/or its affiliates.

                         (ii)  The transactions contemplated by the
   agreement, the CNA Purchase Agreement and the Registration Rights Agreement will not trigger or otherwise violate any provision of the South Carolina Business Combination Statute or Control Share Acquisition Statute.

                    (h)  CNA Termination.  In the event CNA
   terminates its purchase of the Purchased Common Stock as contemplated by
   Section 4.1(h) above, then the Company agrees and covenants that it will purchase such Purchased Common Stock pursuant to the provisions of
   Section 6 of that certain Stock Purchase Agreement, dated as of the date hereof, among the Company, GAP Coinvestment and GAP 14.

               4.3  Indemnification.

          The representations and warranties of the parties made in this Agreement will survive for a period ending on the date eighteen months from the date of this Agreement.

                    (a)  The Company agrees to indemnify, defend
   and hold harmless the Shareholder, its officers, directors and each Person who controls the Shareholder within the meaning of the Securities Act from and against all losses, liabilities, damages and deficiencies, based upon, arising out of, or otherwise in respect of, any inaccuracy in or any breach of any representation or warranty contained in Section 4.2 of this Agreement.

                    (b)  The Shareholder agrees to indemnify,
   defend and hold harmless the Company, its officers, directors and each Person who controls the Company within the meaning of the Securities Act from and against all losses, liabilities, damages and deficiencies based upon, arising out of, or otherwise in respect of, any inaccuracy in or any breach of any representation or warranty contained in Section 4.1 of this Agreement.

          5.   Miscellaneous.

               5.1 Duration. This Agreement shall continue in full force and effect until the earliest of (a) its termination by mutual agreement between the Company and the Shareholder, (b) CNA and each of the Persons who has agreed in writing to be bound hereby (other than the Company) cease to beneficially own shares of capital stock of the Company and (c) the date which is three years from the date of the purchase of the Purchased Common Stock by CNA.

               5.2 Legend. Each certificate representing shares of capital stock acquired from the Company by any Shareholder shall, for as long as this Agreement is effective, bear the legend set forth below (or such other legend deemed to be appropriate by the Company and counsel to the Shareholder beneficially owning the shares of capital stock represented by such certificate):

     "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and are subject to a Shareholder's Agreement, dated as of March 8, 1996, and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with applicable law and such Shareholder's
        Agreement."

               5.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and "permitted assigns" of the Company. For purposes of this Agreement, permitted assigns means the signatories hereto and each of the Persons who has agreed in writing to be bound by the provisions hereof, except that it is specifically understood with respect to CNA that this Agreement shall not inure to the benefit of any Person, and no Person shall be bound hereby, who purchases Common Stock from CNA (other than an affiliate as contemplated by Section 2.1) pursuant to Section 2.1 or 2.2. This Agreement shall inure to the benefit of and be binding upon (i) the successors of CNA and its affiliates and (ii) the permitted assigns of CNA and its affiliates to the extent that the assignee is an affiliate of such assignor. Except as expressly otherwise provided herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

               5.4  Notices.

                    (a)  All notices and other communications
   hereunder shall be in writing and shall be deemed given if telecopied (followed by same day telephone confirmation) or delivered personally or mailed by registered or certified mail (return receipt requested) to the following address (or at such other address as shall be specified by like notice; provided, that, notice of a change of address shall be effective only upon receipt thereof):

                    (i)  if to CNA:

                         Continental Casualty Company
                         CNA Plaza
                         Chicago, Illinois 60685
                         Attention: Secretary
                         Telephone: (312) 822-5158
                         Facsimile: (312) 822-1297

                    (ii) if to the Company (two copies):

                         Policy Management Systems Corporation
                         One PMS Center
                         Blythewood, South Carolina  29016
                         Attention:  General Counsel
                         Telephone:  (803) 735-4000
                         Facsimile:  (803) 735-5560
                           with a copy to:

                         Dewey Ballantine
                         1301 Avenue of the Americas
                         New York, New York 10019
                         Attention:  Robert C. Myers, Esq.
                         Telephone:  (212) 259-8000
                         Facsimile:  (212) 259-6333

                  (iii)  if to any other Shareholder, at its
                            address as it appears on the transfer
                            books of the Company.

                         (b)  Any notice given by telecopier or
   delivered personally shall be deemed to have been received by the recipient thereof on the day delivered if actually received during normal business hours on a Business Day; otherwise, such notice shall be deemed received on the next following Business Day if actually received on such day. All other notices in accordance herewith shall be effective on the day actually received by the Company. Any party hereto may, by notice to the other parties hereto, change its address for receipt of notices hereunder.

               5.5  Severability.   If any one or more of the
   provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Shareholder shall be enforceable to the fullest extent permitted by law.

               5.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.7 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or understandings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter and there are no other shareholder or similar agreements in effect between CNA and/or the Company and any other Person which relate to the subject matter hereof.

               5.8 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless such amendment, modification, supplement or waiver has been consented to in writing by the Company and the holders of a majority of the Voting Securities held of record by the Shareholder.

               5.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the principles of conflicts of law of such State.

               5.10 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

               5.11 Headings; References. The headings appearing in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. Except as otherwise indicated herein, all references herein to Sections refer to the Sections contained in this Agreement.

               5.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

               5.13 Effectiveness. Except for the provisions of 4.1(g) and (h) and 4.2(h) which shall be effective immediately, this Agreement shall be effective upon the purchase of the Purchased Common Stock by CNA pursuant to the Stock Purchase Agreement, and if such purchase does not occur on or before May 15, 1996 this Agreement shall terminate and be of no force or effect.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                    POLICY MANAGEMENT SYSTEMS CORPORATION


                    By:
                       Name:
                       Title:


                    CONTINENTAL CASUALTY COMPANY


                    By:
                       Name:
                       Title:

                          TABLE OF CONTENTS

                                                                  Page


  1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . .   1

  2.   Transfers of Capital Stock. . . . . . . . . . . . . . . . .   3

       2.1   Right of First Offer. . . . . . . . . . . . . . . . .   3
       2.2   Right of First Offer in Respect of Proposed
                Transactions Under Rule 144. . . . . . . . . . . .   7

  3.   Certain Agreements. . . . . . . . . . . . . . . . . . . . .   9

       3.1   Strategy Committee. . . . . . . . . . . . . . . . . .   9
       3.2   Preferred Vendor. . . . . . . . . . . . . . . . . . .   9

  4.   Representations, Warranties and Covenants . . . . . . . . .  10

       4.1   Representations and Warranties of CNA . . . . . . . .  10
       4.2   Representations, Warranties and Covenants of the
                Company. . . . . . . . . . . . . . . . . . . . . .  12
       4.3   Indemnification . . . . . . . . . . . . . . . . . . .  14

  5.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .  14

       5.1   Duration. . . . . . . . . . . . . . . . . . . . . . .  14
       5.2   Legend. . . . . . . . . . . . . . . . . . . . . . . .  14
       5.3   Successors and Assigns. . . . . . . . . . . . . . . .  15
       5.4   Notices . . . . . . . . . . . . . . . . . . . . . . .  15
       5.5   Severability. . . . . . . . . . . . . . . . . . . . .  16
       5.6   Counterparts. . . . . . . . . . . . . . . . . . . . .  16
       5.7   Entire Agreement. . . . . . . . . . . . . . . . . . .  16
       5.8   Amendments and Waivers. . . . . . . . . . . . . . . .  17
       5.9   Governing Law . . . . . . . . . . . . . . . . . . . .  17
       5.10  Rules of Construction . . . . . . . . . . . . . . . .  17
       5.11  Headings; References. . . . . . . . . . . . . . . . .  17
       5.12  Further Assurances. . . . . . . . . . . . . . . . . .  17
       5.13  Effectiveness . . . . . . . . . . . . . . . . . . . .  17